UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2007, Larry L. Rose resigned as President and Chief Executive Officer of The Wornick Company (the “Company”) and its affiliated entities.  On April 13, 2007, the executive committee of the board of directors of the Company approved the appointment of Jon P. Geisler, Executive Vice President and Chief Operating Officer of the Company, to replace Mr. Rose as President and Chief Executive Officer of the Company, effective April 13, 2007.

Mr. Geisler, 41, served as President of Geisler Manufacturing Solutions, LLC from July 2006 to January 2007.  Mr. Geisler served as Chief Operating Officer of The Wornick Company from April 2005 to May 2006 and from January 2007 onwards.  Mr. Geisler previously served as Executive Vice President and Chief Operating Officer of Wornick’s Prepared Foods Division.  Mr. Geisler joined Wornick’s quality assurance department in August 1985 and had worked in several operational aspects of MRE production, including as Vice President of Operations, Operations Manager, Production Manager, Production Supervisor, Process Engineer and Quality Control Manager.  Mr. Geisler holds a bachelor of science degree in Engineering Management from the University of Evansville.

In connection with the appointment of Mr. Geisler as the Company’s President and Chief Executive Officer, Mr. Geisler is currently working under a temporary arrangement with the Company until such time as the details of his employment agreement can be finalized.  Under the current temporary arrangement, Mr. Geisler will be paid an annual base salary of $325,000.

Item 8.01.      Other Events

On April 2, 2007, the Company filed a notification of late filing on Form 12b-25 relating to its annual report on Form 10-K for the year ended December 31, 2006 (“Form 10-K”).  As previously disclosed on Form 12b-25, the Company was unable to meet the original deadline for the filing of its Form 10-K due to additional time required by the Company to adequately prepare its financial statements and related disclosure.  Due to the reasons previously disclosed in the Form 12b-25 dated April 2, 2007, and as a result of further recent changes in management as discussed above in Item 5.02, the Company has determined that it will not be in a position to file the Form 10-K within the 15-day extension period provided under Rule 12b-25.  The Company is unable to provide an anticipated filing date at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ Jon P. Geisler
Name: Jon P. Geisler
Title: Chief Executive Officer

Dated: April 16, 2007